Exhibit 99.1

Lite-On Shareholders Approve the Proposed Acquisition by Diodes Incorporated

Plano, Texas – October 28, 2019 – Diodes Incorporated (Nasdaq: DIOD) today announced that Lite-On Semiconductor Corporation (TWSE: 5305) (“LSC”) held a Special Meeting of Shareholders on October 25, 2019 during which the proposed acquisition by Diodes and the associated Share Swap Agreement (“Agreement”) were approved.

LSC entered into an Agreement with Diodes under which Diodes, through an indirect 100% owned subsidiary established in Taiwan, will conduct a share swap transaction. At the effective date of the transaction, each issued and outstanding share of LSC stock will be converted into the right to receive TWD 42.50 in cash, or $1.37 USD, as of June 30, 2019 without interest. The aggregate consideration of the transaction will be approximately $428 million.  The transaction is subject to customary closing conditions and regulatory approvals.  It is expected to close in April 2020.  Diodes expects to fund the purchase price of the acquisition primarily with proceeds from a new financing arrangement co-led by Bank of America, PNC Bank and Wells Fargo Securities.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), a Standard and Poor’s SmallCap 600 and Russell 3000 Index company, is a leading global manufacturer and supplier of high-quality, application-specific standard products within the broad discrete, logic, analog, and mixed-signal semiconductor markets. We serve the consumer electronics, computing, communications, industrial, and automotive markets. Our products include diodes, rectifiers, transistors, MOSFETs, protection devices, function-specific arrays, single gate logic, amplifiers and comparators, Hall-effect and temperature sensors, power management devices, including LED drivers, AC-DC converters and controllers, DC-DC switching and linear voltage regulators, and voltage references along with special function devices, such as USB power switches, load switches, voltage supervisors, and motor controllers. Diodes also has timing, connectivity, switching, and signal integrity solutions for high-speed signals. Our corporate headquarters and Americas’ sales offices are located in Plano, Texas and Milpitas, California. Design, marketing, and engineering centers are located in Plano; Milpitas; Taipei, Taoyuan City, and Zhubei City, Taiwan; Oldham, England; and Neuhaus, Germany. Our wafer fabrication facilities are located in Oldham; Shanghai, China; and Greenock, Scotland. We have assembly and test facilities located in Shanghai, Jinan, and Chengdu, China; as well as in Hong Kong; Neuhaus; and Taipei. Additional engineering, research and development, sales, warehouse, and logistics offices are located in Taipei; Hong Kong; Oldham; Shanghai; Shenzhen and Yangzhou, China; Seongnam-si, South Korea; Munich, Germany; and Tokyo, Japan, with support offices throughout the world.

Forward-Looking Statements

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Any statements set forth above that are not historical facts are forward-looking statements that involve risks and

Exhibit 99.1

uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such statements include statements as to: the expected closing date of the acquisition, including the ability of Diodes to obtain the necessary financing to consummate the acquisition; and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” “will” and similar expressions. Potential risks and uncertainties include, but are not limited to, such factors as: the possibility that the transaction may not be consummated, including as a result of any of the conditions precedent; the risk of Diodes being unable to obtain sufficient financing from lenders to complete the acquisition; the risk of global market downturn conditions and volatilities impacting the completion of the acquisition or the funding; the risk that LSC’s business will not be integrated successfully into Diodes’; the risk that the expected benefits of the acquisition may not be realized; the diversion of our management’s attention from the management of our business; risks of domestic and foreign operations, including excessive operation costs, labor shortages, higher tax rates and Diodes’ joint venture prospects; unfavorable currency exchange rates; and the impact of competition and other risk factors relating to our industry and business as detailed from time to time in Diodes’ filings with the United States Securities and Exchange Commission.

Recent news releases, annual reports and SEC filings are available at the Company’s website: http://www.diodes.com. Written requests may be sent directly to the Company, or they may be e-mailed to: diodes-fin@diodes.com.

Company Contact:

Diodes Incorporated

Laura Mehrl

Director, Investor Relations

P: 972-987-3959

E: laura_mehrl@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers, President

P: 949-224-3874

E: lsievers@sheltongroup.com